Exhibit 99.01

7000 Cardinal Place

Dublin, OH 43017

www.cardinalhealth.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Troy Kirkpatrick (614) 757-6225 troy.kirkpatrick@cardinal.com	Investors:	Bob Reflogal (614) 757-7542 bob.reflogal@cardinal.com

CARDINAL HEALTH REAFFIRMS FISCAL 2008 OUTLOOK;

RAISES LONG-TERM PROFIT GOALS

•	Fiscal 2008 Non-GAAP EPS from continuing operations expected to be $3.95 to $4.15, exceeding long-term EPS growth goal

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Company raises long-term profit outlook for clinical and medical products segments, reaffirms long-term profit outlook for supply chain segments and expands upper end of long-term EPS growth goal to 16 percent

•	Fiscal 2007 non-GAAP EPS from continuing operations expected to be in top end of previously announced range

DUBLIN, Ohio, June 27, 2007 — Cardinal Health, a global provider of products and services that improve the safety and productivity of health care, today raised the long-term profit outlook for its clinical and medical products segments and expanded the top end of the range for its long-term consolidated non-GAAP earnings-per-share (EPS) goal. The company also reiterated consolidated non-GAAP EPS for fiscal 2008, beginning July 1.

As previously announced, non-GAAP EPS growth in fiscal 2008 includes the dilutive impact of the company’s recent acquisition of VIASYS Healthcare, which is expected to be completed this week, and the expected benefit from $3.1 billion of share repurchases with the net proceeds from the sale of its Pharmaceutical Technologies and Services business.

The company said strong demand for Alaris® and Pyxis® products and new product introductions will support 20 to 25 percent long-term profit growth in the Clinical Technologies and Services segment, while new customer contracts, international growth and its acquisition of VIASYS Healthcare will contribute to 25 to 30 percent long-term profit growth in its Medical Products Manufacturing segment. For fiscal 2008, the company expects segment profit growth to be within or above these revised ranges.

Fiscal 2008 profit for the Healthcare Supply Chain Services-Pharmaceutical segment is expected to be at the top end of the 7 to 10 percent long-term growth range. In the Healthcare Supply Chain Services-Medical segment, fiscal 2008 profit will be below the company’s long-term goal of 6 to 9

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Cardinal Health Reaffirms Fiscal 2008 Outlook; Raises Long-Term Profit Goals

percent growth, primarily due to ongoing investments to improve customer service and a reallocation of corporate costs.

R. Kerry Clark, chief executive officer of Cardinal Health said: “After completing our annual review of the business, we see more substantial profit growth coming from the clinical and medical products segments as strong demand for our market-leading products generates additional customer opportunities worldwide, and operational changes provide greater leverage to the bottom line.

“Our pharmaceutical supply chain business will continue to deliver solid growth during the year, and we are addressing the performance issues in our medical supply chain business.

“As we near the end of fiscal 2007, we currently expect non-GAAP EPS for the current year to be in the top end of the $3.32 to $3.40 range we provided on April 27. We are also on track to complete our acquisition of VIASYS later this week. We continue to be energized by the long-term value that can be created through this transaction and are beginning to approach customers worldwide with our combined offerings.”

Cardinal Health provided the following summary of its long-term financial goals and fiscal 2008 targets.

Long-Term Financial Goals FY’08 - FY’10 3-Year Period			One-Year Targets Fiscal Year 2008
Revenue:	+ 8 - 10%		In range

Operating Earnings[1]:	+ 10 - 13%		At or above the top end of range

EPS[2]:	+ 12 - 16%		Above range ($3.95 - $4.15 per share3)

Segment	Revenue	Segment Profit	FY08 Profit growth target vs. long-term goal
Healthcare Supply Chain Services – Pharmaceutical	+ 7 - 10%	+ 7 - 10%	Top end of range[4]

Healthcare Supply Chain Services – Medical	+ 4 - 7%	+ 6 - 9%	Below range[4]

Medical Products Manufacturing	+ 8 - 12%	+ 25 - 30%	Above range

Clinical Technologies and Services	+ 10 - 15%	+ 20 - 25%	In range

Return on Equity[5]:	15% - 20%		In line with long-term goal

Operating Cash Flow:	> 100% of net earnings		In line with long-term goal

Cash Returned to Shareholders	up to 50% of OCF, via share repurchase and dividends		- Quarterly dividend $0.12 per share; - PTS net proceeds to be used for incremental share repurchase

Credit Rating:	Strong investment grade		In line

[1]   Non-GAAP operating earnings

[2]   Non-GAAP diluted EPS from continuing operations

[3]   Includes impact of VIASYS acquisition (up to $0.10 dilutive), continuing operations impact of PTS divestiture (e.g., share repo from proceeds) of approximately $0.40 (>$0.30 net year on year impact vs. FY07), and interest expense impact of SEC/litigation settlements

[4]   Refined methodology for allocation of corporate costs within HSCS in FY08 positively impacts HSCS-P profit growth by 1.8 percentage points, and negatively impacts HSCS-M profit growth by 7.3 percentage points

[5]   Non-GAAP return on equity

Conference Call

Cardinal Health will host a conference call and webcast at 8:30 a.m. EDT to discuss its long-term goals, fiscal 2008 targets and fiscal 2007 EPS guidance. To access the call and corresponding slide presentation, go to the Investor page at www.cardinalhealth.com. The conference call may

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Cardinal Health Reaffirms Fiscal 2008 Outlook; Raises Long-Term Profit Goals

also be accessed by calling 617-213-8852, conference passcode 34437629. An audio replay will be available until 6 p.m. EDT on June 29 at 617-801-6888, passcode 72775436. A transcript and audio replay will also be available at www.cardinalhealth.com.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is an $80 billion, global company serving the health-care industry with products and services that help hospitals, physician offices and pharmacies reduce costs, improve safety, productivity and profitability, and deliver better care to patients. With a focus on making supply chains more efficient, reducing hospital-acquired infections and breaking the cycle of harmful medication errors, Cardinal Health develops market-leading technologies, including Alaris® IV pumps, Pyxis® automated dispensing systems, MedMined® data mining surveillance and the CareFusion® patient identification system. The company also manufactures medical and surgical products and is one of the largest distributors of pharmaceuticals and medical supplies worldwide. Ranked No. 19 on the Fortune 500 and No. 1 in its sector on Fortune’s ranking of Most Admired firms, Cardinal Health employs more than 40,000 people on five continents. More information about the company may be found at www.cardinalhealth.com.

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Non-GAAP Financial Measures

The Company presents certain forward-looking non-GAAP financial measures. Non-GAAP operating earnings is operating earnings excluding special items and impairment charges and other. Non-GAAP diluted EPS from continuing operations is earnings from continuing operations, excluding special items and impairment charges and other, both net of tax, divided by diluted weighted average shares outstanding. Non-GAAP return on equity is annualized current period net earnings plus special items minus special items tax benefit divided by average shareholders’ equity. The most directly comparable forward-looking GAAP measures are operating earnings, diluted earnings per share from continuing operations and return on equity. The Company is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because the Company cannot reliably forecast special items and impairment charges and other, which are difficult to predict and estimate. Please note that the unavailable reconciling items could significantly impact the Company’s future financial results.

Cautions Concerning Forward-Looking Statements

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: successful integration of Cardinal Health and VIASYS Healthcare; the ability to achieve synergies from the VIASYS Healthcare transaction; competitive pressures in its various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; changes in the distribution patterns or reimbursement rates for health-care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal and administrative proceedings, or settlement discussions with regulatory authorities or plaintiffs in any action against the company; uncertainties related to finalizing the pending settlement of class-action securities litigation, including obtaining court approval of the settlement; with respect to future dividends, the decision by the board of directors to declare such dividends, which is expected to consider Cardinal Health’s surplus, earnings, cash flows, financial condition and prospects at the time any such action is considered; uncertainties relating to the amount of future share repurchases by Cardinal Health, which can be affected by Cardinal Health’s then-current stock price, regulatory restraints on share repurchases, cash flows, financial condition and alternative uses of cash available to Cardinal Health at the time, as well as by the amount of any additional share repurchases authorized by the board of directors; and general economic and market conditions. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.